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                                       Exhibit 23.1

                               Independent Auditors' Consent



















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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Williams-Sonoma, Inc. of our reports dated March 26, 1997 and June 17, 1997, appearing in the Annual Report on Form 10-K of Williams-Sonoma Inc. for the year ended February 2, 1997 and in the Annual Report on Form 11-K of Williams-Sonoma, Inc. Employee Profit Sharing and Stock Incentive Plan for the year ended December 31, 1996, respectively.




DELOITTE AND TOUCHE LLP

/s/ DELOITTE AND TOUCHE LLP
-------------------------------
San Francisco, California
November 6, 1997